Exhibit (j)(2)






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



                  We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information and the incorporation by reference in this Post-Effective Amendment Number 66 to the Registration Statement (Form N-1A) (No. 33-488/811-4416) of Armada Funds of our reports dated July 11, 2002, included in the 2002 Annual Reports to shareholders.





                                            /S/ ERNST & YOUNG LLP
                                            -------------------------------
                                            ERNST & YOUNG LLP



Philadelphia, Pennsylvania
September 24, 2002